SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NUVELO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 12, 2004

Dear Stockholder:

Please join us for the 2004 Annual Meeting of Stockholders of Nuvelo, Inc. The meeting will be held on Thursday, May 6, 2004 at 1:00 p.m. Pacific time at our corporate offices located at 675 Almanor Ave., Sunnyvale, CA 94085.

At this year’s meeting, you will have the opportunity to elect two directors, approve our 2004 Equity Incentive Plan, approve the appointment of our independent auditors, and transact any other business properly presented at the meeting, as more fully described in the accompanying Proxy Statement. If you own shares of common stock at the close of business on March 26, 2004, you will be entitled to vote at the Annual Meeting. In addition, you will have the opportunity to hear what has happened to our business in the past year and to ask questions. Additional information about the items of business to be discussed at our Annual Meeting is given in the enclosed Proxy Statement. You will find other detailed information about Nuvelo and our operations in the enclosed package which includes Nuvelo’s 2003 Annual Report in summary form with my letter to the stockholders, and the Annual Report on Form 10-K for 2003, which contains Nuvelo’s audited consolidated financial statements.

We hope you can join us on May 6, 2004. If you are planning to attend, please send an e-mail to ir@nuvelo.com so that we may include you on the attendance list. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

/s/ Ted W. Love

Ted W. Love, M.D.

President, Chief Executive Officer and Director

675 Almanor Avenue, Sunnyvale, CA 94085	tel: 408/215-4000	fax: 408/215-4001	www.nuvelo.com

NUVELO, INC.

675 Almanor Avenue

Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2004

To the Stockholders of Nuvelo, Inc.:

NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Nuvelo, Inc., a Delaware corporation (“Nuvelo” or the “Company”), will be held on May 6, 2004, at 1:00 p.m. Pacific time, at the corporate offices of Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California, for the following purposes:

•	to elect two directors to hold office until the 2007 annual meeting of stockholders or until the election and qualification of their respective successors;

•	to approve the proposed 2004 Equity Incentive Plan;

•	to ratify the selection of KPMG LLP as our independent auditors for the fiscal year 2004; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the accompanying proxy materials, which form a part of this Notice, for further information about the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on March 26, 2004 are entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting shall be open to inspection of any stockholder present at the annual meeting and, for any purpose germane to the annual meeting, during ordinary business hours at our corporate offices at the address indicated above during the ten days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, as further described on the attached proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the annual meeting and vote your shares in person at the meeting, your proxy will not be used.

By order of the Board of Directors:

Dr. George B. Rathmann
Chairman of the Board of Directors

April 12, 2004

Sunnyvale, California 94085

NUVELO, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

INTRODUCTION

General

This proxy statement is furnished to our stockholders on behalf of our Board of Directors in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at our principal executive offices on May 6, 2004 at 1:00 p.m. Pacific time, and at any adjournments or postponements of the annual meeting.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them for sending proxy materials to our stockholders. We have retained U.S. Stock Transfer Corporation to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee, estimated to be approximately $15,000, plus reimbursement of expenses.

A copy of our Annual Report to Stockholders for the year ended December 31, 2003, this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 12, 2004.

Our principal executive offices are located at 675 Almanor Avenue, Sunnyvale, California 94085, telephone (408) 215-4000.

Quorum and Voting Requirements

Our issued and outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Only stockholders of record of our common stock at the close of business on March 26, 2004 are entitled to receive this notice and to vote at the annual meeting. At the close of business on that date, 31,839,239 shares of our common stock were issued and outstanding, including 3,693,759 shares beneficially owned by our executive officers and directors, or 11.1% of the outstanding shares of our common stock as of that date. The presence at the meeting, in person or by proxy, of a majority of those shares will constitute a quorum. Each share of common stock is entitled to one vote. Our executive officers and directors have informed us that they intend to vote, or cause to be voted, all 2,927,665 shares of common stock held by them for all of the proposals in this proxy statement.

There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the meeting.

A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

Directors will be elected by a plurality of the votes cast for the election of directors, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card, you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the meeting is required for approval of all of the other proposals properly submitted for consideration at the annual meeting, unless otherwise required by law.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting for Proposals 1, 2 and 3. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining whether a matter has been approved. Because a broker non-vote is not treated as a “vote” for or against a particular matter, it will generally not have any impact on a proposal.

Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 675 Almanor Avenue, Sunnyvale, California 94085;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with your instructions. If you receive two or more proxy cards, this means that you hold our shares in multiple accounts at the transfer agent or with the brokers or other custodians of your shares; in this case, please vote with respect to each proxy card in accordance with the procedures described therein to complete your representation.

All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1:

ELECTION OF BOARD OF DIRECTORS

General Information

Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the Board of Directors is divided into three classes to provide for staggered terms, and that each director will serve for a term of three years or less depending on the class to which the Board of Directors has assigned a director not previously elected by the stockholders. Each of our current directors is serving a three-year term. There are currently two Class I directors, whose terms expire at the annual stockholders’ meeting in 2006, and three class III directors, whose terms expire at the annual stockholders’ meeting in 2005. The Board of Directors has nominated two Class II directors, Mark L. Perry and Barry L. Zubrow, for election to the Board of Directors, each for a three-year term ending on the date of the annual meeting in 2007 or until a successor is duly elected and qualified or appointed. Proxies cannot be voted for more than two persons.

Each nominee for director has consented to being named in this proxy statement and has indicated his willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. In 2003, our Board of Directors met ten times and acted by written consent three times. In 2003, each director attended at least 75% or more of the total meetings of the Board of Directors and of the Committees on which they served that were held during the period in 2003 for which they were a director or Committee member, respectively, except for Richard Brewer, who was replaced by Thomas N. McCarter, III in March 2003. The following table sets forth information as of April 1, 2004 with respect to our directors, including the two persons nominated for election at the meeting.

Name of Nominee or Director	Age	Position	Director Since*
George B. Rathmann(1)	76	Chairman of the Board	2000
Ted W. Love	45	President and Chief Executive Officer, Director	2001
Mary K. Pendergast(1)	53	Director	2002
Philippe O. Chambon(3)	45	Director	2003
Martin A. Vogelbaum(2)(1)	40	Director	2003
Mark L. Perry(2)(3)	48	Director	2003
Barry L. Zubrow(2)(3)	51	Director	2004

*	Each of the directors served as a director of Nuvelo, Inc., a Nevada corporation, as of such dates listed, prior to the reincorporation of Nuvelo, Inc. from the State of Nevada to the State of Delaware, which became effective on March 25, 2004. Each of the directors began service as a director of the Company on such date.
(1)	Member of Nominating and Corporate Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

The following information, which has been provided by our directors and director nominees, sets forth such person’s principal occupation, employment and business experience during the past five years, and the period during which such person has served as a director of the Company:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2007

Mark L. Perry, J.D. has served as a member of our Board of Directors since October 2003. Mr. Perry currently serves as the executive vice president of operations for Gilead Sciences, Inc., a biopharmaceutical company located in Foster City, California. Mr. Perry joined Gilead in 1994 as vice president, general counsel and secretary and assumed the additional responsibilities of chief financial officer in 1996. At Gilead, Mr. Perry is responsible for worldwide commercial operations and the legal, intellectual property, manufacturing and facilities functions. Prior to joining Gilead, Mr. Perry served as a partner at the law firm Cooley Godward LLP, based in San Francisco and Palo Alto, California. Mr. Perry also sits on the board of directors of IntraBiotics Pharmaceuticals, Inc. Mr. Perry received his J.D. from the University of California, Davis and is a member of the California bar.

Barry L. Zubrow, J.D., M.B.A. has served as a member of our Board of Directors since February 2004. Mr. Zubrow brings over 26 years of corporate finance experience to our Board of Directors. From 1977 to 2003, Mr. Zubrow held a variety of positions at The Goldman Sachs Group including chief administrative officer and head of the operations and administration division. As the firm’s first chief administrative officer, he was responsible for overseeing a 4,500 plus person group of departments in charge of financial reporting, credit and risk functions, operations and trade processing, facilities, security and corporate services. Prior to that, Mr. Zubrow was elected the firm’s first chief credit officer, with responsibility for overseeing the entire firm’s global credit exposures. He received his J.D. and M.B.A. from the University of Chicago and is an active board member for a number of non-profit organizations.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2005

George B. Rathmann, Ph.D. has served as chairman and as a member of our Board of Directors since February 2000. Dr. Rathmann served as our chief executive officer from May 2000 to March 2001, and also served as our president from May 2000 to January 2001. Dr. Rathmann was a founder of ICOS Corporation, a publicly held biopharmaceutical company, in 1990 and served as its chairman until January 2000. While at ICOS, he also served as chief executive officer and president from September 1991 until June 1999. In 1980, he co-founded Amgen Inc., a publicly held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its chairman of the board, president and chief executive officer. Dr. Rathmann was also associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was director of research and development and from 1977 to 1980 he was divisional vice president. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University.

Mary K. Pendergast, J.D., L.L.M. has served as a member of our Board of Directors since May 2002. Most recently, Ms. Pendergast served as executive vice president, government affairs for Elan Corporation since January 1998. Ms. Pendergast was deputy commissioner/senior advisor to the Food and Drug Administration, Department of Health and Human Services from November 1990 to January 1998. Ms. Pendergast received her L.L.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976 and her B.A. from Northwestern University in 1972.

Martin A. Vogelbaum has served as a member of our Board of Directors since our merger with Variagenics, Inc. in January 2003. Mr. Vogelbaum served as a member of the board of directors of Variagenics from June 1997 until January 2003. Since June 2000, Mr. Vogelbaum has been a general partner of Apple Tree Partners. Previously, Mr. Vogelbaum was a general partner of Oxford Bioscience Partners. Prior to joining Oxford in 1993, he held senior executive positions at the public and investor relations firms of Burns McClellan, Inc. and Hill & Knowlton, where he implemented marketing and investor initiatives for biotechnology and pharmaceutical companies. Previously, he was a research associate in the Bone Marrow Transplant Unit at Memorial Sloan-Kettering Cancer Center. Mr. Vogelbaum received his A.B. in biology and history from Columbia University.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2006

Ted W. Love, M.D. has served as our president since January 2001, our chief executive officer since March 2001, and as a member of our Board of Directors since February 2001. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and a M.D. from Yale Medical School.

Philippe O. Chambon, M.D., Ph.D. has served as a member of our Board of Directors since our merger with Variagenics, Inc., in January 2003. Dr. Chambon served as a member of the board of directors of Variagenics from July 1999 until January 2003. Since January 1997, Dr. Chambon has been a general partner of the Sprout Group. Dr. Chambon joined the Sprout Group in May 1995. From May 1993 to April 1995, Dr. Chambon served as manager in the healthcare practice of The Boston Consulting Group, a leading management consulting firm. From September 1987 to April 1993, he was an executive with Sandoz Pharmaceutical (Novartis), where he had late-stage product development and pre-marketing responsibilities. Dr. Chambon currently serves as a member of the board of directors of Pharsight Corp. and several privately funded biotechnology companies. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Director Compensation

During 2003, each non-employee director, except for Dr. Chambon and Dr. Rathmann, earned $6,250 for each Board meeting attended in person or by telephone subject to an overall cap of $25,000 per year. During 2003, all non-employee directors, except for Dr. Chambon and Dr. Rathmann, also received fees of $1,000 for each Committee meeting attended in person. Also, all Committee chairpersons received fees of $6,000 per annum. Committee fees were not subject to the $25,000 cap. Dr. Chambon waived his Board service-related fees in 2003 because of the merger with Variagenics, Inc. Dr. Rathmann, our chairman, receives no cash compensation for his Board service.

During 2004, each non-employee director, other than Dr. Rathmann, shall receive a $15,000 retainer fee, and will earn $1,500 per Board meeting attended in person or by telephone and $1,000 per Committee meeting attended in person or by telephone. In lieu of the regular Committee fee, the Audit Committee chair will receive $3,000 per Audit Committee meeting attended in person or by telephone, and the chairs of the other Committees will each receive $2,000 per Committee meeting chaired in person or by telephone. Our directors who are also Nuvelo, Inc. employees do not receive any director or Committee fees. All directors are reimbursed for reasonable expenses incurred in attending Board and Committee meetings.

Currently, we grant options to purchase shares of our common stock to our directors under our Non-Employee Director Stock Option Plan, as amended, or Directors Plan. Dr. Rathmann, our chairman, is granted options to purchase 1,000 shares of our common stock each month instead of receiving cash compensation or any other grants of options to purchase shares of our common stock. Under the Directors Plan, each non-employee director, other than Dr. Rathmann, receives an initial grant of options when he or she joins our Board, and annual grants thereafter on the day of each annual meeting of stockholders. The initial grant, and each annual grant, gives each non-employee director the right to purchase up to 3,333 shares of our common stock. At each grant, the number of shares is determined by the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant or (ii) 3,333 shares. A non-employee director’s initial award vests as to one-half of the underlying shares on the date of grant, and one-half of the remaining portion of the award vests on the dates of the next two annual stockholders’ meetings. If a new non-employee director has not been a director for a year at the time of his or her first subsequent grant, then it becomes exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants are exercisable in full on the date of grant.

After the 2004 annual meeting of stockholders, and subject to the terms of the 2004 Plan being presented to the shareholders for approval, each non-employee director, other than Dr. Rathmann, will receive an annual grant of 7,500 immediately vested options, and each new non-employee director will receive an initial grant of 10,000 options, 50% of which will vest after the first year of Board service, the remainder to vest after the second year of Board service. In addition, each director will have the option to convert the previously mentioned retainer fee into either options or deferred stock units, in accordance with the terms of the 2004 Plan. Dr. Rathmann will continue to receive his monthly grant to purchase 1,000 shares of our common stock, subject to the terms of the 2004 Plan.

Board Independence and Corporate Governance

As part of its service, the Board of Directors strives to regularly evaluate the Company’s corporate governance policies and to benchmark those policies against the current rules and regulations of various governmental authorities, other public companies and recommendations of other corporate governance groups and authorities. In connection with this process of self-evaluation, the Board, upon recommendation of its Nominating and Corporate Governance Committee, adopted a set of Corporate Governance Guidelines to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders.

The Board of Directors has reviewed the relationships between each member of the Board of Directors, their immediate family members and affiliates and the Company. Accordingly, the Board has determined that Ms. Pendergast, Dr. Chambon, Mr. Vogelbaum, Mr. Perry and Mr. Zubrow, which individuals constitute a majority of the Board of Directors, qualify as “independent” directors in accordance with the listing standards of the Nasdaq stock market exchange (“Nasdaq”). As part of its ongoing evaluation process, the Board of Directors will continue to monitor best corporate governance practices. Based upon this process, the Board may from time to time adopt additional policies or procedures to comply with new laws and legislation and any changes to rules made by the Securities and Exchange Commission and Nasdaq.

In addition, the Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of the Company’s directors, officers and employees. The Code of Conduct promotes the ethical and honest conduct of the Company’s directors, officers and employees and addresses the identification and disclosure of conflicts of interest, the importance of accurate and reliable company records, such as financial records and public reports, and compliance with laws and regulations. The Board has determined that the Code of Conduct is a code of ethics in compliance with the Sarbanes-Oxley Act of 2002 and the rules promulgated under such Act.

The Company’s Corporate Governance Guidelines, Committee charters and Code of Business Conduct and Ethics are located on the Company’s website at www.nuvelo.com in the section titled, “Investor Relations.” The Company’s Audit Committee Charter and Nominating and Corporate Governance Committee Charter are attached as Appendix A and Appendix B to this proxy statement.

Committees of the Board of Directors

Our Board of Directors has three standing Committees, the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

Our Compensation Committee reviews and approves the Company’s goals and objectives relevant to the compensation of executive officers and other officers, sets compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives, and reviews and makes recommendations to our Board regarding our compensation policies, programs, practices and procedures designed to contribute to our success. The Compensation Committee also evaluates the Company’s goals and objectives related to the compensation of our chief executive officer and his or her performance in light of such goals and objectives and sets the chief executive officer’s compensation level based on this evaluation. The Compensation Committee administers the 1995 Stock Option Plan, the Directors Plan, the Scientific Advisory Board/Consultants Stock Option Plan and the 2002 Equity Incentive Plan. If approved by the stockholders, the Compensation Committee will administer the 2004 Equity Incentive Plan. The Compensation Committee also makes recommendations to the Board regarding incentive-compensation plans and equity-based plans.

Mr. Perry, as the chairperson, Dr. Chambon and Mr. Zubrow presently serve on the Compensation Committee. The current members of the Compensation Committee are all independent (as independence is defined by the Nasdaq listing standards). During 2003, Dr. Rathmann, as the chairperson, Dr. Chambon and Mr. McCarter served on the Compensation Committee. During 2003, Dr. Rathmann was the only member of the Compensation Committee who was at any time during the preceding three fiscal years an officer or employee of ours or any of our subsidiaries. The Compensation Committee met three times during 2003, and each member attended all three meetings. The report of our Compensation Committee is included on page 28 of this proxy statement.

Audit Committee

Our Audit Committee reviews our annual audit and meets with our independent auditors and management to review our internal controls, results of fiscal policies and financial management practices. The functions of the Audit Committee include selecting, evaluating and where necessary, replacing the independent auditors retained by the Company; consulting with our independent auditors regarding their audit, their opinion and annual report, approving the audit and non-audit services of such auditors and terms of engagement; meeting with our management; reviewing both the independent auditors and management reports with them; recommending changes in financial policies and procedures that may be suggested by our auditors and preparing the Audit Committee report included in our proxy statement. Our Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this proxy statement.

Mr. Zubrow, as the chairperson, Mr. Vogelbaum and Mr. Perry presently serve on the Audit Committee. During 2003, Mr. McCarter, as the chairperson, Ms. Pendergast and Mr. Vogelbaum served on the Audit Committee. The Audit Committee met four times during 2003, and each member attended all four meetings. The Board has determined that all three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the National Association of Securities Dealers’ listing standards. The Board has determined that Mr. Perry is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The report of our Audit Committee is included on page 29 of this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee considers the qualifications of, proposes and recommends individuals for Board membership and senior management positions. Our Nominating and Corporate Governance Committee Charter is attached as Appendix B to this proxy statement. Other duties and responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board regarding the Company’s corporate governance policies, business conduct and ethics; evaluating the size and composition of the Board and its Committees; reviewing the annual performance of the Board; and making recommendations regarding Board compensation.

Dr. Rathmann, Mr. Vogelbaum and Ms. Pendergast presently serve on the Nominating and Corporate Governance Committee, with Ms. Pendergast acting as chairperson. During 2003, Dr. Rathmann, Dr. Love and Ms. Pendergast served on the Nominating and Corporate Governance Committee, with Ms. Pendergast acting as chairperson, each attending the one meeting of the Nominating and Corporate Governance Committee held during 2003. The Board determined that Ms. Pendergast and Mr. Vogelbaum are “independent” members of the Committee (as independence is defined in the Nasdaq listing standards). Dr. Rathmann is not an independent director under the current Nasdaq listing standards because he is the current chairman, president and chief executive officer of our majority-owned subsidiary, Callida Genomics, and the Company is currently paying Dr. Rathmann $229,167 a month as repayment on an $11 million loan granted to the Company by Dr. Rathmann, which loan and repayment are discussed in detail in Item 7 of the Company’s recently filed 10-K, for the fiscal year ended December 31, 2003. Although Dr. Rathmann is not presently an independent Board member, the Board has determined, in accordance with the exception afforded by Rule 4350(c) of the Nasdaq listing standards, that Dr. Rathmann’s continued membership on the Nominating and Corporate Governance Committee is in the best interests of the Company and its stockholders because of the tremendous value Dr. Rathmann has provided and will continue to provide to the Committee and the Company based on his unique depth of experience in, and very strong and continued ties to, the biotechnology community. Accordingly, the Board, including all of the independent members of the Board, approved Dr. Rathmann’s service on the Committee after determining that his service on the Committee will not interfere with his exercise of business judgment as a Committee member. Dr. Rathmann will not serve on the Committee for longer than two years, and the Board will take necessary steps to appoint an independent director on the Committee following this term.

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvases its members and the Company’s management team for potential members of the Board of Directors. The Committee will consider stockholders’ nominations for directors if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same process as other nominees. The Committee keeps the Board regularly apprised of its discussions with potential members, and the names of potential members received from its current members, management and stockholders, if the stockholder notice of nomination is timely made. Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Committee generally considers several factors in its evaluation of each potential member, such as the potential member’s area of expertise, education and professional background, experience in corporate governance, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Committee. After determining that a potential candidate may be qualified, the Committee will make a further investigation and interview the candidate. The Committee will select, by majority vote, the most qualified candidate or candidates, for recommendation to the Board for approval as a director nominee. Mr. Perry’s and Mr. Zubrow’s appointments to the Board were approved by all members of the Board, upon recommendation by the Committee, in accordance with the selection process.

Any stockholder nominations should include the nominee’s name and qualifications for Board membership and all information required by the Company’s By-laws and Rule 14a-8 of the Exchange Act and must otherwise comply with the requirements of each to be considered by the Company. Stockholder nominations should be addressed to the Secretary of the Company. Any stockholder who wishes to recommend a candidate for nomination to the Board for election at the Company’s 2005 annual meeting of stockholders must do so in a timely manner for such recommendation to be considered, in accordance with the timeline for stockholder proposals under Rule 14a-8 of the Exchange Act or the Company’s By-laws, depending on whether the stockholder wishes a proposal for nomination to be included in the Company’s 2005 proxy materials. See section entitled “Stockholder Proposals for 2005 Annual Meeting” at page 32 of the proxy statement. The Committee has not received any recommended nominations from any of the Company’s stockholders for the 2004 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS

NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

APPROVAL OF THE NUVELO, INC.

2004 EQUITY INCENTIVE PLAN

Description of Plan and Vote Required

At the annual meeting, the stockholders will be asked to approve the Nuvelo, Inc. 2004 Equity Incentive Plan (the “2004 Plan”). The Board of Directors adopted the 2004 Plan on March 19, 2004, subject to its approval by stockholders. The 2004 Plan is intended to replace our 2002 Equity Incentive Plan, Director Stock Option Plan, Scientific Advisory Board/Consultants Stock Option Plan, 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan (collectively our “Prior Plans”), which will, after approval by the stockholders of the 2004 Plan, all be terminated and no new awards granted thereunder.

The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the 2004 Plan will be an important factor in attracting, retaining and rewarding the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The proposed 2004 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

The 2004 Plan is also designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2004 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the 2004 Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2004 Plan limits the sizes of such awards as further described below. While the Company believes that compensation in connection with such awards under the 2004 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of performance share and performance unit awards may not qualify as “performance-based.” By approving the 2004 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2004 Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made subject to certain awards, and the other material terms of the awards described below.

Summary of the 2004 Plan

The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and deferred stock units.

Authorized Shares. Assuming the 2004 Plan is approved by the stockholders, all of our Prior Plans shall be terminated and four million seven hundred and fifty thousand (4,750,000) shares of our Common Stock will have been reserved for the granting of new awards under the 2004 Plan. Specifically, the Company is requesting a new authorization of three million two hundred and fifty thousand nine hundred and seventy-three (3,250,973) shares and will transfer to the 2004 Plan share reserve one million four hundred and ninety-nine thousand and twenty-seven (1,499,027) shares which have been previously approved by Company stockholders under the Prior Plans and which, as of March 1, 2004, remained available for grant under the Prior Plans. In addition, the actual 2004 Plan share reserve shall also include all of the options and other awards the Company has granted which are still outstanding as of March 1, 2004 (collectively the “Prior Awards”) to the extent any such Prior Award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if any shares subject to forfeiture or repurchase are forfeited or repurchased by the Company. Consequently, the maximum number of shares which may be granted under the 2004 Plan, assuming all of the Prior Awards actually do expire, terminate or otherwise lapse unexercised and are returned to the 2004 Plan share reserve, shall equal seven million two hundred and four thousand and eighty-five shares (7,204,085). However, no more than one million (1,000,000) shares of this 2004 Plan reserve may be issued upon the exercise or settlement of any restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units. If any award granted under the 2004 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2004 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2004 Plan, to the award grant limitations and to all outstanding awards.

Administration. The 2004 Plan will be administered by the Compensation Committee of the Board of Directors duly appointed to administer the 2004 Plan, or, in the absence of such Committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2004 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 2004 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the 2004 Plan forbids any restricted stock award to be granted, or subsequently amended to provide, for (1) any acceleration of vesting for any reason other than upon a Change in Control or after a participant’s death or disability and (2) vesting of one hundred percent (100%) of any such award prior to the passage of three years of service (unless the award will vest after satisfying specified performance measurements). The 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2004 Plan. The Committee will interpret the 2004 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2004 Plan or any award.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. Presently, the Company’s subsidiary, Callida Genomics, has its own equity incentive plan. As of March 12, 2004, the Company, excluding its subsidiary, Callida Genomics, had approximately 56 employees, including 3 executive officers, 35 consultants, and 6 directors who would be eligible under the 2004 Plan.

Stock Options. Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On March 12, 2004, the closing price of the Company’s Common Stock on the Nasdaq National Market was $14.09 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than seven hundred and fifty thousand (750,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock option for the purchase of up to an additional five hundred thousand (500,000) shares.

The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2004 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

Stock Appreciation Rights. Each stock appreciation right granted under the 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2004 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights under the 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2004 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than seven hundred and fifty thousand (750,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock appreciation right for the purchase of up to an additional five hundred thousand (500,000) shares.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2004 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than four hundred thousand (400,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred and fifty thousand (150,000) shares.

Restricted Stock Units. The Committee may grant restricted stock units under the 2004 Plan which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than four hundred thousand (400,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred and fifty thousand (150,000) shares.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than four hundred thousand (400,000) shares of Common Stock or performance units that could result in the employee receiving more than two million dollars ($2,000,000). A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award.

Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, number of customers, market share, same store sales, return on investment, profit after tax, product approval and customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2004 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards. The 2004 Plan provides that certain participant’s who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant’s cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a “Deferred Stock Unit Award”) for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our Common Stock as quoted by the national or regional securities exchange or market system on which the Common Stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our Common Stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participant’s are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant’s compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company’s normal payment procedures.

Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the Deferred Stock Unit Award, consistent with the requirements of the 2004 Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of Common Stock equal to the number of stock units subject to the award within 30 days following the earlier of (i) the date on which the participant’s service terminates or (ii) an early settlement date elected by the participant in accordance with the terms of the 2004 Plan at the time of his or her election to receive the Deferred Stock Unit Award. A holder of a stock unit has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

Change in Control. The 2004 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit and performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment. The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the tenth anniversary of the 2004 Plan’s effective date. The Committee may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Indexed Stock Options. Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards. A participant generally will recognize no income upon the grant of a performance share, performance units or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards. A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

New Plan Benefits

Except for stock options to be granted to Dr. Deitcher, who we anticipate will join us as our vice president of medical affairs on April 19, 2004, no awards will be granted under the 2004 Plan before its approval by the stockholders of the Company. With the exception of stock options that will be granted to non-employee directors and Dr. Rathmann after the Annual Meeting and the stock options to be granted to Dr. Deitcher, all awards under the 2004 Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. Benefits under the 2004 Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, other than the stock options to be granted to non-employee directors, Dr. Rathmann and Dr. Deitcher, it is not possible to determine the benefits that might be received by participants under the 2004 Plan. The table below sets forth the stock options that will be granted under the 2004 Plan during the fiscal year ending December 31, 2004 to certain individuals and groups. This table is furnished pursuant to the rules of the Securities and Exchange Commission.

NEW PLAN BENEFITS

Name and Position	Shares
Ted. W. Love, President Chief Executive Officer	—
Peter S. Garcia, Senior Vice President and Chief Financial Officer	—
Linda A. Fitzpatrick, Senior Vice President of Human Resources	—
All Executive Officers as of May 6, 2004, as a Group	—
Chairman of the Board, George B. Rathmann	8,000
All Current Independent Directors, as a Group (5 Persons)	37,500
All Employees, Including all Current Officers Who Are not Executive Officers, as a Group	83,333	*

*	This number reflects Dr. Deitcher’s stock option grant. It is anticipated that Dr. Deitcher will join Nuvelo on April 19, 2004 as vice president of medical affairs.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the proposed 2004 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed adoption of the 2004 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE NUVELO, INC.

2004 EQUITY INCENTIVE PLAN

AS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3:

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

At the recommendation of our Audit Committee, our Board of Directors has selected KPMG LLP (“KPMG”) as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG audited our financial statements for the fiscal year ended December 31, 2003. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent auditors is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG during fiscal years 2003 and 2002.

	Fiscal Year Ended
	2003	2002
Audit fees(a)	$383,726	$442,499
Audit-related fees(b)	$25,300	$96,407
Tax fees(c)	$31,700	$44,995
All other fees	—	—

Total fees	$440,726	$583,901

(a)	Includes fees for the audit of our annual financial statements included in our Form 10-K, review of financial statements included in our Forms 10-Q, and fees for review of registration statements and issuance of consents.
(b)	Includes fees related to accounting research and due diligence assistance related to mergers and acquisitions.
(c)	Includes fees for tax compliance.

Our Audit Committee has considered whether the independent auditor’s provision of non-audit services to our Company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

Pre-Approval Process and Policy

The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its May 12, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services that the independent auditor may perform. The policy also requires that an annual description of the services expected to be performed by the independent auditor during the subsequent fiscal year in each of these categories be presented to the Audit Committee for pre-approval. Any pre-approval details the particular service or category of services.

Any requests for audit, audit-related, tax and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the

Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other two members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF KPMG LLP AS

THE COMPANY’S INDEPENDENT AUDITORS AS SET FORTH

IN THIS PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 12, 2004 by: (1) each of our directors; (2) each of our executive officers (as listed on page 21); (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of March 12, 2004, we had 31,837,788 shares of our common stock outstanding.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Casdin Capital, L.L.C.(2) 767 Third Avenue, 22nd Floor New York, New York 10077	1,809,492	5.7%
Jeffrey Casdin(3) 767 Third Avenue, 22nd Floor New York, New York 10077	1,809,492	5.7%
George B. Rathmann, Ph.D.(4)	1,646,581	5.1%
Ted W. Love, M.D.(5)	181,760	*
Mary K. Pendergast(6)	6,499	*
Philippe O. Chambon, M.D., Ph.D.(7)	2,201,632	6.9%
Martin A. Vogelbaum(8)	90,225	*
Mark L. Perry(9)	1,667	*
Barry L. Zubrow(10)	18,333	*
Linda A. Fitzpatrick(11)	65,627	*
Peter S. Garcia(12)	91,319	*
All directors and named executive officers as a group (9 persons)	3,684,383	11.1%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 12, 2004, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 675 Almanor Avenue, Sunnyvale, California 94085.

(2)	This information, except the percentage beneficially owned, is based solely on a Schedule 13G/A filed by Casdin Capital, L.L.C. with the SEC on February 17, 2004, with respect to its beneficial ownership of shares of common stock of Nuvelo, Inc.
(3)	This information, except the percentage beneficially owned, is based solely on a Schedule 13G/A filed by Jeffrey Casdin with the SEC on February 17, 2004, with respect to its beneficial ownership of shares of common stock of Nuvelo, Inc.
(4)	Represents (i) 947,788 shares of common stock held in trust for the benefit of the Rathmann family, for which Dr. Rathmann and his spouse serve as co-trustees, (ii) 603,555 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004, and (iii) 95,238 shares of common stock issuable upon the exercise of warrants held by the Rathmann Family Trust.
(5)	Represents (i) 14,969 shares of common stock owned by Dr. Love, (ii) 164,410 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004, and (iii) 2,381 shares of common stock issuable upon the exercise of warrants held by Dr. Love.
(6)	Represents (i) 666 shares of common stock owned by Ms. Pendergast, and (ii) 5,833 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004.
(7)	Represents (i) 25,121 shares of common stock issuable upon the exercise of options to purchase common stock that are currently exercisable or exercisable within 60 days of March 12, 2004, and (ii) 1,316,409 shares of common stock and warrants to purchase 240,842 shares of common stock held by Wells Fargo Bank Indiana, N.A. (the “Bank”), as trustee, pursuant to a voting trust agreement by and among the Bank, Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., DLJ Capital Corporation, DLJ ESC II, L.P. and Donaldson, Lufkin & Jenrette, Inc., and (iii) 619,260 shares of common stock held by Sprout Capital VIII, L.P. Dr. Chambon is a general partner of Sprout Capital VIII, L.P. and disclaims beneficial ownership of such shares and warrants, except to the extent of his pecuniary interest in the shares and warrants.
(8)	Represents (i) 1,096 shares of common stock owned by Mr. Vogelbaum, and (ii) 89,129 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004.
(9)	Represents 1,667 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004.
(10)	Represents (i) 16,666 shares of common stock held by the Barry and Jan Zubrow Charitable Remainder Trust, and (ii) 1,667 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004.
(11)	Represents 65,627 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004.
(12)	Represents (i) 10,811 shares of common stock owned by Mr. Garcia, (ii) 78,127 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 12, 2004, and (iii) 2,381 shares of common stock issuable upon the exercise of warrants held by Mr. Garcia.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met.

EXECUTIVE OFFICERS AND OTHER OFFICERS

Set forth below is information regarding each of our executive officers and other officers as of April 1, 2004. Further information with regard to Dr. Love is presented under Proposal No. 1, above.

Name	Age	Position
Ted W. Love[1]	45	President, Chief Executive Officer and Director
Peter S. Garcia[1]	42	Senior Vice President, Chief Financial Officer and Secretary
Linda A. Fitzpatrick[1]	47	Senior Vice President of Human Resources
Steven R. Deitcher[2]	40	Vice President of Medical Affairs
Walter D. Funk	44	Vice President of Research
Luis C. Peña	41	Vice President of Product Development
Susan L. Meyer	34	Associate General Counsel and Assistant Secretary

(1)	Represents our executive officers.
(2)	It is anticipated that Dr. Deitcher will commence his employment with the Company on April 19, 2004.

Ted W. Love, M.D. has served as our president since January 2001, our chief executive officer since March 2001, and as a director since February 2001. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and a M.D. from Yale Medical School.

Peter S. Garcia, M.B.A. joined us in May 2001 as our senior vice president and chief financial officer. In January 2003, Mr. Garcia began to serve as our secretary. Prior to joining us, Mr. Garcia served as chief financial officer at Novacept, Inc., from May 2000 to April 2001, chief financial officer and consultant at IntraBiotics Pharmaceuticals, Inc. from January 1999 to April 2000 and chief financial officer at Dendreon Corporation from July 1996 to December 1998. Prior to this experience, Mr. Garcia worked at Amgen Inc. from 1990 to 1996 in a variety of financial executive positions, including assistant corporate controller. Mr. Garcia graduated with honors with a Bachelor of Arts degree in economics and sociology from Stanford University, and earned his M.B.A. from the University of California at Los Angeles.

Linda A. Fitzpatrick joined us in April 2001 as our senior vice president of human resources. Prior to joining us, Ms. Fitzpatrick served as senior advisor at Theravance, Inc. (formerly Advanced Medicine, Inc.) from April 1999 to January 2001 and vice president, human resources, corporate communications and operations at Gilead Sciences, Inc. from 1992 to 1998. Prior to her tenure at Gilead Sciences, Ms. Fitzpatrick served eight years at Genentech, Inc. where her positions included director, investor relations and director, compensation, benefits and systems. Ms. Fitzpatrick graduated with honors with a Bachelor of Science degree in sociology and psychology from San Francisco State University.

Steven R. Deitcher, M.D. joins us in April 2004, as our vice president of medical affairs. Prior to Nuvelo, he served as head of hematology and coagulation medicine for The Cleveland Clinic Foundation. Dr. Deitcher held a variety of positions at The Cleveland Clinic Foundation from 1998 to 2004. Dr. Deitcher has over 15 years of experience as a practicing physician in hematology, medical oncology and vascular medicine. Dr. Deitcher earned his B.S. and M.D. at Northwestern University Medical School. He completed his residency in internal medicine at Barnes Hospital and completed his fellowship training in hematology and medical oncology at New England Medical Center and Tufts University School of Medicine. Dr. Deitcher has published over 130 journal papers and abstracts.

Walter D. Funk, Ph.D. joined us in August 2000 and currently holds the position of vice president of research. Prior to joining us, Dr. Funk was a founding scientist at Geron Corp. from 1993 to 2000 where he was project leader on molecular biology projects focused on telomerase biology, cell immortalization and senescence. He later led the company’s genomics efforts in human stem cell biology. Dr. Funk did post-doctoral work at the University of Texas Southwestern Medical Center at Dallas in the labs of Woodring Wright and Jerry Shay and received his Ph.D. and B.Sc.(Hon) degrees in biochemistry from the University of British Columbia. He has published over thirty journal papers and is an assignee on seven US patents.

Luis C. Peña joined Nuvelo in March 2001 and currently holds the position of vice president of product development, bringing over 16 years of experience in drug development to Nuvelo. Mr. Peña joined Nuvelo from Theravance, Inc. (formerly Advanced Medicine, Inc.), where he served as senior director of product development and helped build their development organization. Prior to Theravance, Mr. Peña held various positions in manufacturing, research and development during his 12 years at Genentech, Inc. There he participated in the discovery of TNKase, a thrombolytic approved for the treatment of acute myocardial infarction, and managed their cardiovascular development portfolio, which included tPA, TNK-tPA, VEGF and oral IIbIIIa inhibitors. Mr. Peña attended San Francisco State University and the University of California, Berkeley and majored in biochemistry.

Susan L. Meyer, J.D. joined Nuvelo in April 2003 and currently holds the position of associate general counsel and assistant secretary, bringing extensive experience in biotechnology licensing, portfolio management, corporate due diligence and general contract law. Prior to Nuvelo, Ms. Meyer served as director of licensing and corporate counsel at Entelos, Inc. from May 2000 to April 2003. Prior to her tenure at Entelos, Ms. Meyer was an associate at Cooley Godward LLP from 1997 to 2000. Ms. Meyer is a member of the California bar and has a Bachelor of Arts degree in human biology and English from Stanford University and a J.D. from Northwestern University School of Law.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us for the three fiscal years ended December 31, 2003, to or on behalf of our Chief Executive Officer and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”).

Summary Compensation Table

		Annual Compensation (USD$)			Long Term Compensation	All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options/SAR(2)
Ted W. Love(3) President and Chief Executive Officer	2003 2002 2001	583,583 535,000 491,221	— — —	26,500 — —	133,332 66,666 191,667	— — —
Peter S. Garcia(4) Senior Vice President and Chief Financial Officer	2003 2002 2001	272,916 250,000 159,167	166,275 — 34,000	12,500 — —	50,000 25,000 75,000	— — —
Linda A. Fitzpatrick(5) Senior Vice President of Human Resources	2003 2002 2001	218,334 200,000 130,449	— — 26,250	8,333 — —	50,000 25,000 58,333	— — —

(1)	Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer. Includes 2002 merit increase deferred and paid in 2003.
(2)	The securities underlying the options are shares of our common stock.
(3)	Dr. Love has served as our president since January 2001 and as chief executive officer and a director since March 2001. Salary and bonus information for the year 2003, 2002 and 2001 represents compensation paid since January 2003, 2002 and 2001, respectively.
(4)	Mr. Garcia joined us in May 2001 as our senior vice president and chief financial officer. Salary and bonus information for the year 2003, 2002 and 2001 represents compensation paid since January 2003, 2002 and May 2001, respectively.
(5)	Ms. Fitzpatrick joined us in April 2001 as our senior vice president of human resources. Salary and bonus information for the year 2003, 2002 and 2001 represents compensation paid since January 2003, 2002 and April 2001, respectively.

During the periods indicated above, none of the named executive officers received any awards under any long-term incentive plan, and we do not have a pension plan.

Employment Agreements

In January 2001, we entered into an employment agreement with Dr. Love. Pursuant to the agreement, we were obligated to pay Dr. Love an initial annual salary of $485,000. In addition, Dr. Love is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our executive officers, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave and similar benefits.

In connection with Dr. Love’s employment agreement, we also granted Dr. Love options to purchase an aggregate of 166,666 shares of our common stock, including:

•	an option under our 1995 Stock Option Plan to purchase 10,613 shares at an exercise price of $37.69 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares become exercisable in four equal annual installments commencing one year after the date of grant, and

•	an option to purchase 156,053 shares at an exercise price of $37.50 per share, the closing price on the date of grant, of which 50,000 shares became exercisable immediately and the remainder become exercisable in four equal annual installments commencing one year after the date of grant.

In the event of termination of Dr. Love’s employment by us other than for cause or if there exists good reason for Dr. Love to terminate:

•	any options granted to Dr. Love in connection with his employment agreement or otherwise over the first four years of his employment, beginning January 11, 2001, will immediately become vested and exercisable;

•	Dr. Love’s right to exercise his options will be extended by eighteen months;

•	Dr. Love will immediately receive a lump sum payment equal to twelve months of his then-current base salary; and

•	Dr. Love’s health, disability and life insurance benefits and those for his family will continue for an additional twelve months.

For purposes of Dr. Love’s employment agreement, “good reason” includes events such as the material reduction of Dr. Love’s authority, duties, title or responsibilities, the material reduction of Dr. Love’s salary, and termination of Dr. Love’s employment within one year after a change of control. Dr. Love agreed that our recent merger with Variagenics, Inc. does not constitute a change of control for purposes of defining good reason.

In the event of Dr. Love’s death, the benefits described above shall be paid to his heirs. In the event Dr. Love is disabled for at least six consecutive months while employed by us, we may terminate Dr. Love, but must pay him the benefits described above.

As provided by the terms of Dr. Love’s employment agreement, we entered into a loan agreement with Dr. Love, pursuant to which he could borrow up to $2.0 million from us. The loan agreement provided for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the SEC. Interest accrued but was deferred and all interest and principal is due in January 2006. The employment agreement also provided that, at any time following his first year of employment but before the third anniversary of the beginning of his employment, so long as Dr. Love has not exercised his option to purchase 50,000 of the 166,666 shares described above, Dr. Love could forfeit the option to purchase 50,000 shares in exchange for $2.0 million plus the accrued interest under the loan agreement, and then the loan would become immediately due and payable.

On July 8, 2002, pursuant to the loan agreement, we loaned Dr. Love $2.0 million to repay a pre-existing loan from Dr. Rathmann to Dr. Love that had been made on February 1, 2001 in the amount of $2.0 million. The

$2.0 million payment was made directly to Dr. Love and is considered a loan from us to Dr. Love under the same terms and conditions as the $2.0 million loan provided for in Dr. Love’s employment agreement. Dr. Love repaid the loan in full in January 2004, at which time Dr. Love also forfeited 50,000 unvested stock options.

Change of Control Arrangements

Dr. Love’s employment agreement contains the change of control provisions described above. For purposes of his employment agreement, “change of control” means:

•	any event in which we sell, transfer or dispose of all or substantially all of our assets (or consummation of a similar transaction);

•	the dissolution or liquidation of Nuvelo; or

•	any merger, consolidation or transfer of securities of Nuvelo with, or into another corporation or entity, other than a merger, consolidation or transfer in which the holders of more than 50% of the shares of our capital stock immediately prior to such transaction continue to hold more than 50% of the total voting power of the surviving entity immediately after such transaction.

All options granted under our 1995 Stock Option Plan, as amended, and our Directors Plan become immediately exercisable in the event of a change of control (as defined in that plan). “Change of Control” under these plans means:

•	an acquisition by any entity or group of beneficial ownership of more than 50% of our outstanding securities entitled to vote for the election of directors, or voting securities;

•	the commencement by an entity or group of a tender offer (other than by us or one of our subsidiaries) for more than 50% of our outstanding voting securities;

•	a merger or consolidation in which the holders of our outstanding voting securities immediately prior to the merger hold less than 50% of the outstanding voting securities of the surviving or resulting corporation;

•	a transfer of all or substantially all of our assets other than to an entity of which we hold at least 80% of the voting securities; and

•	the election of the lesser of three directors or directors constituting a majority of our Board of Directors without the approval of the incumbent Board of Directors.

Our Board of Directors adopted a resolution providing that our recent merger with Variagenics does not constitute a change of control under these stock option plans.

In the event of an “acquisition” under our 2002 Equity Incentive Plan, the vesting of all options and restricted stock awards outstanding under the 2002 Plan will be accelerated and such awards will be fully exercisable. For purposes of the 2002 Plan, the term “acquisition” means:

•	the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 50% of our outstanding voting securities;

•	the effective time of (1) a merger or consolidation of us with one or more corporations as a result of which the holders of our outstanding voting securities immediately prior to such merger hold less than 50% of the voting securities of the surviving or resulting corporation, or (2) a transfer of substantially all of our property or assets other than to an entity of which we own at least 50% of the voting securities; or

•	the election to our Board of Directors, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of our directors then in office.

Option Grants in 2003

We granted options to our executive officers under our 1995 Stock Option Plan, as amended, and 2002 Equity Incentive Plan. The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

	Individual Grants			Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2003	Exercise of Base Price($/Sh)(1)
Name					5%($)	10%($)
Ted W. Love	66,666	9.5	4.10	5/19/13	171,687	435,087
Ted W. Love	66,666	9.5	6.45	6/10/13	270,422	685,302
Linda A. Fitzpatrick	25,000	3.6	4.10	5/19/13	64,383	163,159
Linda A. Fitzpatrick	25,000	3.6	6.45	6/10/13	101,409	256,991
Peter S. Garcia	25,000	3.6	4.10	5/19/13	64,383	163,159
Peter S. Garcia	25,000	3.6	6.45	6/10/13	101,409	256,991

(1)	All options have a per share exercise price equal to the fair market value of our common stock on the date of grant. These options have a 4-year vesting period with a vesting rate of 25.0% on the first anniversary of the date of grant and 2.1% monthly thereafter.
(2)	Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on SEC rules and do not reflect Nuvelo’s projection or estimate of future stock price growth.

Aggregate Option Exercises in 2003; 2003 Year-End Option Values

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options exercised by, and held at year end by our named executive officers:

Name	Shares Acquired at Exercise(#)	Value Realized($)	Option Values at December 31, 2003
			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(1)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ted W. Love	—	—	163,193	228,471	182,021	772,970
Linda A. Fitzpatrick	—	—	44,968	88,364	68,271	289,850
Peter S. Garcia	—	—	53,302	96,696	68,271	289,850

(1)	The securities underlying the options are shares of our common stock.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 for all of our equity compensation plans:

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	688,170	4.67	1,479,752
Equity compensation plans not approved by security holders	66,666	7.05	—
Total	754,836	4.88	1,479,752

Non-Stockholder Approved Equity Arrangements

On June 2, 2003, we granted an option to purchase 66,666 shares of common stock at an exercise price of $7.05 per share to Jan O. Johansson, our chief medical officer and vice president of clinical affairs, as an inducement to his commencement of employment with us. The option exercise price for this grant is equal to the average of high and low sales price for our common stock on the date of grant. This option has a 10-year term and vests in cumulative annual installments of 25%. This option grant has not been, and was not required to be, approved by our stockholders. On December 1, 2003, Mr. Johansson’s service was terminated; as part of his termination agreement, we agreed to accelerate 16,666 of his option shares, resulting in immediate vesting.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2003, the Compensation Committee consisted of Dr. Chambon, Mr. McCarter and Dr. Rathmann. Neither Dr. Chambon nor Mr. McCarter (i) was formerly an officer or employee of us, (ii) was formerly an officer of us or any of our subsidiaries, or (iii) engaged in any transactions described under the heading “Certain Transactions.” Dr. Rathmann has been our chairman since February 2002. Dr. Rathmann was our chief executive officer from May 2000 to March 2001. Dr. Rathmann was our president from May 2000 to January 2001. Dr. Rathmann has been the chairman, chief executive officer and president of our majority-owned subsidiary Callida Genomics since October 2001.

During fiscal year 2002, the Compensation Committee consisted of Dr. Baddour and Mr. Weist, neither of whom was (i) a present or former officer or employee of our Company, or (ii) engaged in any transactions described under the heading “Certain Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2001, we received a commitment from our chairman, Dr. Rathmann, to provide a line of credit of up to $20.0 million in aggregate principal amount, available for draw down through August 5, 2003. Amounts outstanding under the line of credit bear interest at prime plus 1% and are payable in 48 equal monthly installments beginning upon the expiration date of August 5, 2003. A promissory note issued pursuant to the line of credit may be repaid by converting into shares of our common stock at any time upon the agreement of us and the chairman at a price based upon the average price of our common stock over the 20-day period prior to the conversion or, if in connection with an equity financing, at the offering price. On August 5, 2003, we and Dr. Rathmann entered into a second amendment to the agreement that sets forth the terms of the line of credit in order to extend the expiration date set forth in the agreement to September 5, 2003. A subsequent waiver was granted to us by Dr. Rathmann to waive any and all rights to receive payment from the Company before November 5, 2003. On November 5, 2003, the Company and Dr. Rathmann agreed that the Company would begin repayment of the outstanding principal of $11.0 million in 48 equal monthly installments of $229,167 beginning November 6, 2003 and ending October 6, 2007. A final payment of accrued interest will be made on October 6, 2007. The remaining $9.0 million available under the $20.0 million line of credit has expired. All other terms of the line of credit agreement remain in effect. Our chairman also guaranteed to a certain maximum amount and provided the collateral for a $4.0 million letter of credit under one of our leases, and guaranteed a $2.6 million promissory note of ours under a real estate option termination agreement.

In July 2002, pursuant to the previously described employment agreement, we loaned Dr. Love $2.0 million to repay a pre-existing loan from Dr. Rathmann to Dr. Love that had been made on February 1, 2001 in the amount of $2.0 million. The $2.0 million payment was made directly to Dr. Rathmann and is considered a loan from us to Dr. Love under the same terms and conditions as the $2.0 million loan provided for in Dr. Love’s employment agreement. Dr. Love repaid the $2.0 million loan in January 2004, at which time Dr. Love also forfeited 50,000 unvested stock options.

COMPENSATION COMMITTEE REPORT

The current Compensation Committee is comprised of Mr. Perry, as chairperson, who joined the Committee in March 2004, Mr. Zubrow, who joined the Committee in February 2004, and Dr. Chambon, who joined the Committee in March 2003. During fiscal year 2003, the Compensation Committee comprised Dr. Rathmann, as chairperson, Dr. Chambon and Mr. McCarter. The Compensation Committee’s responsibilities include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The Compensation Committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

We previously set our executive officers’ salaries in the low to mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. In an effort to attract additional executive officers with specific experience that we believe is necessary for our development as a biopharmaceutical company, we are setting new executive officer salaries in the mid to high salary range, as compared to similarly situated companies. The level of salaries paid to our executive officers also takes into account our technological achievements during the year, our success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer’s level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the Compensation Committee has not used either the profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

Bonuses

We award bonuses for accomplishments achieved during the past year. The Compensation Committee recommends to the Board the amount of the bonus, with advice from our management. The Compensation Committee makes its recommendations based upon an assessment of the individual’s contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the Compensation Committee. The Compensation Committee also considers general business and economic factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well.

Stock Options

Stock option awards are intended to align the interests of executive officers with the interests of the stockholders in our long-term performance. The Compensation Committee developed guidelines for executive officer stock option awards, in consultation with our management. The guidelines are based upon:

•	analysis of long-term incentive awards based on each individual executive officer’s position;

•	responsibilities, performance and contribution to the achievement of our long-term goals; and

•	competitive stock option data from other genomics and biotechnology companies.

In addition, the Compensation Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

Chief Executive Officer’s Compensation

Dr. Love’s annual base salary is $588,000. Dr. Love’s compensation, including stock options, takes into account our success in meeting our strategic, technological and financial objectives. Because of our stage of development, we have not used either the profitability or the market value of our stock as significant factors to be considered in setting Chief Executive Officer compensation.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executive officers that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our Company and our stockholders.

COMPENSATION COMMITTEE

Mark L. Perry, Chairperson1

Barry L. Zubrow2

Philippe O. Chambon, M.D., Ph.D.3

(1)	A member since March 19, 2004
(2)	A member since February 3, 2004
(3)	A member since March 27, 2003

The Compensation Committee report on executive officer compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

Our Audit Committee was established on March 4, 1997, adopted its original Audit Committee charter on August 2, 2000, and adopted its current Audit Committee charter on December 10, 2003. During fiscal year 2003, Mr. McCarter, as the chairperson, Ms. Pendergast and Mr. Vogelbaum served on the Audit Committee. Mr. Zubrow, as the chairperson, Mr. Vogelbaum and Mr. Perry presently serve on the Audit Committee. All three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the National Association of Securities Dealers’ listing standards. Mr. Perry is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Management is responsible for our Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2003.

The Audit Committee met four times during 2003 and has:

•	reviewed and discussed our Company’s audited financial statements with management and the independent auditors;

•	discussed with KPMG LLP, our Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them; and

•	considered whether the independent auditor’s provision of non-audit services to our Company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

In addition, based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

Barry L. Zubrow, Chairperson1

Martin A. Vogelbaum2

Mark L. Perry3

(1)	A member since February 3, 2004
(2)	A member since March 27, 2003
(3)	A member since December 10, 2003

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock, for the period from January 1, 1998 through December 31, 2003, with the comparable return of three indexes: NASDAQ US, NASDAQ BIOTECH and the American Stock Exchange Biotech Index. We have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on December 31, 1998. The stock price performance on the graph below is not necessarily indicative of future price performance.

Performance		1998	1999	2000	2001	2002	2003
Nuvelo Inc	Return % Cum $	$100.00	$223.81 323.81	$-15.44 273.80	$-46.29 147.05	$-88.73 16.57	$302.30 66.66
NASDAQ US	Return % Cum $	$100.00	$85.58 185.58	$-39.31 112.63	$-21.05 88.93	$-31.51 60.91	$50.85 91.88
NASDAQ BIOTECH	Return % Cum $	$100.00	$101.65 201.65	$23.00 248.03	$-16.20 207.85	$-45.33 113.63	$45.75 165.62
AMEX BIOTECH	Return % Cum $	$100.00	$111.44 211.44	$62.05 342.64	$-8.47 313.62	$-41.74 182.71	$44.91 264.77

At December 31, 2003, the closing price of our common stock was $10.50 per share.

The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Annual Report on Form 10-K; Available Information

We have filed with the SEC an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our 2004 Equity Incentive Plan, our Directors Plan, our 1995 Plan, our 2002 Equity Incentive Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California 94085. Our filings with the SEC may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

Stockholder Proposals for 2005 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2005 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than December 13, 2004, unless the meeting date is before April 6, 2005 or after June 7, 2005, in which case a reasonable time before we begin to print and mail our proxy materials. In addition, our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2005 Annual Meeting, such a proposal must be received by us after February 5, 2005 but no later than March 8, 2005. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting. Stockholders should also review a copy of the Company’s By-laws for additional notice and informational requirements required to be included in a stockholder proposal or nomination to receive consideration by the Company.

By order of the Board of Directors

Dr. George B. Rathmann

Chairman of the Board of Directors

Sunnyvale, California

April 12, 2004

Appendix A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Nuvelo Inc.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Nuvelo Inc. (the “Company”) on December 10, 2003 and supercedes the previous Audit Committee Charter adopted on February 6, 2001.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry-out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement on Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s by-laws that are applicable to the Committee.

The Committee shall meet at least four times during each fiscal year and more frequently as the Committee deems desirable, with at least one meeting being in person. The Committee shall meet separately, periodically, with management and with the independent auditor.

The Committee shall maintain written minutes or other records of its meeting and activities. Minutes shall be distributed to each member of the Committee. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate the Chair of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Chair is unavailable, the remaining members of the Committee have the authority to grant pre-approvals by their unanimous agreement. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iii) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor.

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor.

Other Powers and Responsibilities

8. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

9. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

10. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

11. The Committee shall request assurances from management and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

12. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

13. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

14. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

15. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

16. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

17. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

of the Nominating and Corporate Governance Committee

of Nuvelo, Inc.

This Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors (the “Board”) of Nuvelo Inc. (the “Company”) on March 19, 2004, and supercedes all prior delegation of authority to the Nominating Committee which, contemporaneous with the adoption of this charter, is renamed the Nominating and Corporate Governance Committee (the “Committee”).

1 I. Purpose

The purposes of the Committee are to:

•	identify qualified individuals to serve as Directors of the Company;

•	recommend to the Board a slate of directors for election or reelection as Directors by the stockholders at the annual meeting, as well as candidates to fill any vacancies that may occur on the Board from time to time;

•	make recommendations to the Board regarding the policies of the Company regarding corporate governance and business conduct and ethics; and

•	fulfill the other responsibilities described below, as well as such additional responsibilities as may be delegated to the Committee from time to time by the Board.

II. Membership and Term of Office

The Committee shall be comprised of at least two directors as determined by the Board. At least two members of the Committee shall qualify as independent under the Nasdaq listing requirements and be otherwise free from any relationship that, in the judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. The Board shall designate the Chairperson of the Committee.

III. Responsibilities

The Committee shall have the power and duty to:

1. Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board. The Committee has been instructed that Company’s policy goal is to attempt to have at least 2/3 of the members of the Board be independent directors.

2. Recommend to the full Board:

•	nominees to fill vacancies on the Board as they occur; and

•	prior to each annual meeting of stockholders, a slate of nominees for election or reelection as Directors by the stockholders at the annual meeting.

3. Seek out and evaluate candidates to serve as Board members, and consider candidates submitted by stockholders of the Company in accordance with the notice provisions and procedures set forth in the by-laws of the Company and the applicable provisions of the federal securities laws. The criteria to be used by the Committee in considering candidates to serve as directors shall include: (i) a review of the background and skills of the candidate, it being in the best interests of the Company to have a Board of Directors comprised of outstanding individuals with diverse backgrounds and expertise; (ii) a review of the other directorships and commitments of the individual to make certain that he or she will have adequate time to devote to the affairs of the Company; and (iii) the Committee shall consider the importance of having at least one independent director with significant experience and expertise in retailing and at least one independent director with significant

B-1

experience and expertise in finance, and such other attributes as shall be relevant in constituting a Board that also satisfies the requirements imposed by the Securities and Exchange Commission and the Nasdaq National Market.

4. Periodically make recommendations to the Board with respect to the size of the Board.

5. Recommend to the Board the membership of the committees of the Board.

6. Periodically make recommendations to the Board with respect to the compensation of Board members.

7. Make all determinations as to whether or not an individual is independent, taking into account any applicable regulatory requirements and such other factors as the Committee may deem appropriate; provided, however, that current employees of the Company shall not be deemed independent.

8. Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

9. Review periodically with the Company’s legal advisors, in light of changing conditions, new legislation and other developments, the Company’s policies regarding business conduct and ethics, and make recommendations to the Board for such changes to the policy as the Committee shall deem appropriate.

10. Perform such other functions as may from time to time be delegated by the Board of Directors.

11. In conjunction with the full Board, undertake a periodic evaluation of the Committee.

12. The Committee shall conduct periodic reviews of the performance of all Board members, and shall consider the results of such reviews when it makes its recommendations to the Board with respect to membership on the Board.

IV	Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis as it deems appropriate and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s by-laws that are applicable to the Committee.

All independent directors that are not members of the Committee may attend and observe meetings of the Committee but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company’s management, compensation, legal, tax and accounting advisors and any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any director that is not a member of the Committee.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

The Committee shall maintain written minutes or other records of its meeting and activities. Minutes shall be distributed to each member of the Committee. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

B-2

This Proxy is Solicited on Behalf of the Board of Directors

Nuvelo, Inc.

2004 Annual Meeting of Stockholders

The undersigned hereby appoints George B. Rathmann and Ted W. Love as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, Inc., a Delaware corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on May 6, 2004, at 1:00 p.m. Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 3.

☐  I PLAN TO ATTEND THE MEETING

Proposal 1:	Election of Class II Directors

	Nominees:	Mark L. Perry	Barry L. Zubrow
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

	VOTE FOR ☐		WITHHOLD AUTHORITY ☐
	all nominees listed		to vote for all nominees
(except as marked to the contrary)

Proposal 2:	Approval of the 2004 Equity Incentive Plan

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:	Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2004

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2004 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call Peter S. Garcia at 408-215-4000.

Number of Shares

Signature of Stockholder	Date

Signature of Stockholder	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Created by 10KWizard Technology www.10KWizard.com